UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings ("Halo" or the "Company") entered into certain convertible promissory motes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The principal amount of the Notes, together with accrued interest, is due and payable 90 days after the date it was entered into, unless the Notes are converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. The terms of such conversion have not yet been determined. A copy of the form of the Notes is attached as Exhibit 4.12 and is incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes.

Also on October 21, 2005, the Company issued warrants (the "Warrants") to purchase an aggregate of 363,636 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrants were issued in connection with the Notes described above under Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrants are exercisable for five years after the date of the Warrants, October 21, 2010. The Warrants contain an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrants also contain a cashless exercise provision. The Warrants also contain a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.

A copy of the form of the Warrants is attached as Exhibit 4.13 and is incorporated herein by reference. The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings ("Halo" or the "Company") entered into certain convertible promissory motes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The principal amount of the Notes, together with accrued interest, is due and payable 90 days after the date it was entered into, unless the Notes are converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. The terms of such conversion have not yet been determined. A copy of the form of the Notes is attached as Exhibit 4.12 and is incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes.

In connection with the Notes, the Company issued to the Note holders warrants (the "Warrants") to purchase an aggregate of 363,636 Shares of Common Stock,, par value $0.00001 per share of the Company. The terms of the Warrants are described more fully in Item 3.02 hereof.

Item 3.02 Unregistered Sales of Equity Securities.

Also on October 21, 2005, the Company issued warrants (the "Warrants") to purchase an aggregate of 363,636 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrants were issued in connection with the Notes described above under Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrants are exercisable for five years after the date of the Warrants, October 21, 2010. The Warrants contain an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrants also contain a cashless exercise provision. The Warrants also contain a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.

A copy of the form of the Warrants is attached as Exhibit 4.13 and is incorporated herein by reference. The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) The following Exhibits are filed with this Current Report.

4.12 Form of Promissory Note first issued October 21, 2005.

4.13 Form of Warrant, first issued October 21, 2005, to purchase shares of Common Stock, par value $0.00001 per share, of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

October 27, 2005	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.12	Form of Note First Issued October 21, 2005
4.13	Form of Warrant First Issued October 21, 2005